Exhibit 4.20

ISIS PHARMACEUTICALS, INC.

                THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER HEREOF MAY NOT ENGAGE IN HEDGING TRANSACTIONS WITH RESPECT TO THIS SECURITY UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE SECURITIES ACT.

                THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT OR (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

1

No. A-1	$

5 ½% Convertible Subordinated Note due 2009

CUSIP No. 464337AA2

ISIS PHARMACEUTICALS, INC., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of                                      on May 1, 2009, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for.  The right to payment of the principal and all other amounts due with respect hereto is subordinated to the rights of Senior Indebtedness as set forth in the Indenture referred to on the reverse side hereof.

Interest Payment Dates:  May 1 and November 1, with the first payment to be made on November 1, 2002.

Record Dates:  April 15 and October 15.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, ISIS PHARMACEUTICALS, INC. has caused this instrument to be duly signed.

ISIS PHARMACEUTICALS, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to

in the within-mentioned Indenture.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE OF SECURITY]

ISIS PHARMACEUTICALS, INC.

5 ½% Convertible Subordinated Note due 2009

1.             Interest.  ISIS PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Company will pay interest semi-annually on May 1 and November 1 of each year, with the first payment to be made on November 1, 2002.  Interest on the Securities will accrue on the principal amount from the most recent date to which interest has been paid or, if no interest has been paid, from May 1, 2002.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Maturity.  The Notes will mature on May 1, 2009.

3.             Method of Payment.  The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date.  Holders must surrender Securities to a Paying Agent to collect the principal, Redemption Price, Provisional Redemption Price, if applicable, Make-Whole Payment, if applicable, or Repurchase Price of the Securities.  The Company will pay all amounts due with respect to the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may, at its option, pay all amounts due with respect to the Securities held other than by the Depositary by check payable in such money.  It may mail an interest check to a Holder’s registered address.

4.             Paying Agent, Registrar, Conversion Agent.  Initially, Wells Fargo Bank Minnesota, National Association (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent.  The Company may change any Paying Agent, Registrar or Conversion Agent without notice.  The Company may act in any such capacity.

5.             Indenture.  The Company issued the Securities under an Indenture dated as of May 1, 2002 (the “Indenture”) between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “Act”) as in effect on the date of the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms.  The Securities are general unsecured senior subordinated obligations of the Company limited to $125,000,000 aggregate principal amount ($143,750,000 if the Initial Purchasers (as defined in the Indenture) have elected to exercise their over-allotment option to purchase an additional $18,750,000 of the Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities).  Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

6.             Provisional and Optional Redemption.  The Securities will be redeemable prior to maturity at the option of the Company, in whole or in part, at any time on or after May 3, 2005, in cash, at the following redemption prices (expressed as percentages of the principal amount thereof), if redeemed during the periods commencing on the dates set forth below, in each case together with accrued and unpaid interest, if any, to the redemption date:

Date	Redemption Price
May 3, 2005 to April 30, 2006	103.143%
May 1, 2006 to April 30, 2007	102.357%
May 1, 2007 to April 30, 2008	101.571%
May 1, 2008 through May 1, 2009 inclusive	100.786%

The Securities may be redeemed at the election of the Company, as a whole or in parts from time to time, at any time prior to May 3, 2005 (a “Provisional Redemption”), at a redemption price equal to $1,000 per $1,000 principal amount of the Securities redeemed (such amount, together with the Make-Whole Payment (as defined below) the “Provisional Redemption Price”), on the date of redemption (the “Provisional Redemption Date”) specified in the notice of Provisional Redemption if (1) the closing price of the Common Stock on the NNM (or other United States national securities exchange where the Company’s Common Stock is traded) has exceeded 150% of the then current conversion price for at least 20 trading days within a period of any 30 consecutive trading days ending on the trading day prior to the date of mailing of the notice of Provisional Redemption (the “Notice Date”), and (2) a shelf registration statement covering resales of the Securities and the Common Stock issuable upon conversion thereof is effective and available for use and is expected to remain effective and available for use for the 30 days following the Provisional Redemption Date, unless registration is no longer required.

Upon any such Provisional Redemption, the Company shall make an additional payment (the “Make-Whole Payment”) with respect to the Securities called for redemption to holders on the Provisional Redemption Date in an amount equal to the total value of the aggregate amount of interest that would have been payable on the Securities from the last day through which interest was paid on the Securities (or May 1, 2002 if no interest has been paid) through May 1, 2005 (or May 2, 2005 if the Provisional Redemption is May 2, 2005).  The Company may make the Make-Whole Payment, at its option, either in cash or Common Stock or a combination thereof.  Payments made in Common Stock will be valued at 95% of the average closing sales prices of the Common Stock on the NNM (or other United States national securities exchange where the Common Stock is traded) for the five trading days ending on the day prior to the

Provisional Redemption Date.  The Company shall make the Make-Whole Payment on all Securities called for Provisional Redemption, including those Securities converted into Common Stock between the Notice Date and the Provisional Redemption Date.

7.             Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address.  Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in positive integral multiples of $1,000 principal amount.  On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

8.             Repurchase at Option of Holder.  In the event of a Change in Control with respect to the Company, then each Holder of the Securities shall have the right, at the Holder’s option, subject to the rights of the holders of Senior Indebtedness under Article XI of the Indenture, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any positive integral multiple thereof on a business day (the “Repurchase Date”) that is no later than 30 business days after the date of the Change in Control Notice, unless otherwise required by applicable law, at a price equal to 100% of the outstanding principal amount of such Security, plus accrued and unpaid interest to the Repurchase Date.

Within 30 business days after the occurrence of the Change in Control, the Company is obligated to give notice of the occurrence of such Change in Control to each Holder.  Such notice shall include, among other things, the date by which Holder must notify the Company of such Holder’s intention to exercise the Repurchase Right and of the procedure which such Holder must follow to exercise such right.  To exercise a Repurchase Right, a Holder shall deliver to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Change in Control Notice, (i) no later than the close of business on the third business day immediately preceding the Repurchase Date, the Option of Holder To Elect Purchase Notice on the back of the Securities with respect to which the Repurchase Right is being exercised, duly completed and signed, with appropriate signature guarantee, and (ii) at any time after such delivery of such Option of Holder To Elect Purchase Notice, such Securities with respect to which the Repurchase Right is being exercised, duly endorsed for transfer to the Company.  Upon so delivering such Option of Holder To Elect Purchase Notice and such Securities, the Holder of such Securities shall be entitled to receive from the Company (if it is acting as its own Paying Agent), or such Paying Agent, a nontransferable receipt of deposit evidencing such deposit.

A “Change in Control” of the Company means:

the acquisition by any “person,” entity or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the voting power of the total outstanding Common Stock or other capital stock into which the Common Stock is hereafter reclassified or changed;

persons who constitute the Board of Directors (the “Incumbent Board”) as of the date of the indenture, cease for any reason to constitute at least a majority of the Board of Directors, provided that any person subsequently becoming a director whose election, or nomination for election by stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board; or

the sale, lease or transfer of all or substantially all of the assets and property of the Company to any “person,” entity or “group” within the meaning of Section 13(d) or 14(d) of the Exchange Act.

However, a Change in Control will not be deemed to have occurred if either:

(i)            the last sale price of the Common Stock for any five trading days during the ten trading days immediately preceding the Change in Control is at least equal to 105% of the conversion price in effect on such trading day; or

(ii)           in the case of a merger or consolidation, all or substantially all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation constituting the Change in Control consists of common stock quoted traded on a United States national securities exchange or on the NNM (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

9.             Conversion.  A Holder may convert his or her Security into Common Stock of the Company at any time prior to the close of business on May 1, 2009, or, (x) if the Security is called for redemption by the Company, the Holder may convert it at any time before the close of business on the business day immediately preceding the date fixed for such redemption, or (y) if the Security is to be repurchased by the Company pursuant to paragraph 8 hereof, the Holder may convert it at any time before the close of business on the business day immediately preceding the Repurchase Date.  The initial conversion rate is 60.1504 shares of Common Stock per $1,000 principal amount of Securities, or an effective initial conversion price of approximately $16.625 per share, subject to adjustment in the event of certain circumstances as specified in the Indenture.  The Company will deliver a check in lieu of any fractional share.  On conversion no payment or adjustment for any unpaid and accrued interest, or liquidated damages with respect to, the Securities will be made.  If a Holder surrenders a Security for conversion between the record date for the payment of interest and the next interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder on such record date is to receive, unless the Securities have been called for redemption as described in the Indenture.

To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder may be paid as provided in the last sentence of the above paragraph and (5) pay any transfer or similar tax if required.  A Holder may convert a portion of a Security if the portion is $1,000 principal amount or a positive integral multiple of $1,000 principal amount.

Any shares issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the issue date for the Securities and the last date on which the Company or any Affiliate of the Company was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the Opinion of Counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).

10.           Subordination.  The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.  Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

11.           Denominations, Transfer, Exchange.  The Securities are in registered form without coupons in denominations of $1,000 principal amount and positive integral multiples of $1,000 principal amount.  The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part, except the unredeemed portion of Securities to be redeemed in part.  Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption of the Securities selected to be redeemed.

12.           Persons Deemed Owners.  The registered Holder of a Security may be treated as the owner of such Security for all purposes.

13.           Merger or Consolidation.  The Company shall not consolidate with, or merge into, or transfer or lease all or substantially all of its properties or assets to, any person unless the person is a corporation, limited liability company or other limited liability entity organized under the laws of the United States, any State thereof or the District of Columbia, provided that this condition will not apply if independent tax counsel experienced in such matters delivers an Opinion of Counsel stating that, under then existing laws, there would be no adverse tax consequences to the Holders in the event that this condition is not satisfied, and such person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture and immediately after giving effect to the transaction no Default or Event of Default exists.

14.           Amendments, Supplements and Waivers.  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding.  Without notice to or the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Securities in addition to certificated Securities, to comply with Sections 5.01 and 10.12 of the Indenture or to make any change that does not adversely affect the rights of any Securityholder.

15.           Defaults and Remedies.  An Event of Default includes the occurrence of any of the following: default in payment of principal at maturity, upon redemption or exercise of a Repurchase Right or otherwise; default for 30 days in payment of interest or other amounts due; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; and certain events of bankruptcy or insolvency.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately, except as provided in the Indenture.  If an Event of Default specified in Section 6.01(iv) or (v) of the Indenture with respect to the Company occurs, the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities.  Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment) if it determines that withholding notice is in the interests of the Securityholders.  The Company must furnish an annual compliance certificate to the Trustee.

16.           Registration Rights.  The Holders are entitled to registration rights as set forth in the Registration Rights Agreement (as defined in the Indenture).  The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Agreement.

17.           Trustee Dealings with the Company.  The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

18.           No Recourse Against Others.  No past, present or future director, officer, employee, consultant or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Securityholder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

19.           Authentication.  This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

20.           Abbreviations.  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE.  REQUESTS MAY BE MADE TO:

ISIS Pharmaceuticals, Inc.

2292 Faraday Avenue

Carlsbad, CA  92008

Attention:  Corporate Secretary

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE:  The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular way without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with transfer:

[Check One]

(1)	☐	to the Company or any subsidiary thereof; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)	☐	outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(5)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):

☐            The transferee is an Affiliate of the Company.  (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for two years following the date of the transfer).

Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

CONVERSION NOTICE

To convert this Security into Common Stock of the, check the box:

☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

OPTION OF HOLDER TO ELECT PURCHASE NOTICE

Certificate No. of Security:

If you want to elect to have this Security purchased by the Company pursuant to Section 3.08 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.08 of the Indenture, state the principal amount:

$
(in an integral multiple of $1,000)

Date:		Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OR EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY.

The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature or authorized signatory of Trustee or Note Custodian